Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 robert.jacobs@jacobscon.com

Trio-Tech Reports Second Quarter Net Income

of $0.20 Per Share Versus $0.06 on 33% Increase in Revenue

Van Nuys, CA – February 14, 2022 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the second quarter and first six months of fiscal 2022.

Fiscal 2022 Second Quarter Results

Revenue for the three months ended December 31, 2021 increased 33% to $10,922,000 compared to $8,201,000 for the same quarter last year, driven by a 39% increase in testing services revenue and a 127% increase in distribution revenue.

Overall gross margin for the second quarter increased to 26% of revenue compared to 23% of revenue for the same quarter last year. Operating income increased to $656,000 compared to an operating loss of $37,000 for last year’s second quarter.

Net income for the second quarter of fiscal 2022 increased 264% to $855,000, or $0.20 per diluted share, compared to net income of $235,000, or $0.06 per diluted share, for the second quarter of fiscal 2021.

Shareholders' equity at December 31, 2021 increased to $27,820,000, or $7.06 per outstanding share, compared to $26,053,000, or $6.66 per outstanding share, at June 30, 2021. There were approximately 3,939,180 and 3,913,055 shares of common stock outstanding at December 31, 2021 and June 30, 2021, respectively.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, “Compared to the same quarter last year, the significant increase in net income primarily reflects the strong second quarter performance of our testing services and distribution operations. While backlog remains strong and the Company is focused on expanding our service offerings, we remain cautiously optimistic regarding the current fiscal third quarter ending March 31, 2022, typically the weakest quarter of our fiscal year, due to holidays and vacations related to the celebration of the Chinese New Year.”

Yong added, “We have successfully established our joint-venture company and installed the first burn-in system at the new facilities of Trio-Tech (Jiangsu) Co., Ltd. They are now ready for qualification and we anticipate commencing volume production in the coming fourth quarter of fiscal 2022.”

(more)

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Second Quarter Net Income of $0.20 Per Share Versus $0.06

February 14, 2022

Page Two

Fiscal 2022 First Half Results

For the first six months of fiscal 2022, revenue increased 40% to $21,093,000 compared to $15,042,000 for the same period last year.

Overall gross margin for the first six months of fiscal 2022 increased to $6,069,000, compared to $3,388,000 for the same period last year and increased to 29% of revenue compared to 23% in the same period last year.

Net income for the first half of fiscal 2022 increased 681% to $1,772,000, or $0.43 per diluted share, compared to $227,000, or $0.06 per diluted share, for the same period last year.

About Trio‑Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; on-going public health issues related to the COVID-19 pandemic; political and trade tension between U.S and China, other economic, financial and regulatory factors beyond the Company's control and, uncertainties relating to our ability to operate our business in China; uncertainties regarding the enforcement of laws and the fact that rules and regulation in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operation at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our common stock or impair our ability to raise money. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue
Manufacturing	$3,528	$3,569	$7,090	$6,194
Testing services	4,966	3,560	9,566	6,514
Distribution	2,420	1,065	4,418	2,323
Real estate	8	7	19	11
	10,922	8,201	21,093	15,042
Cost of Sales
Cost of manufactured products sold	2,874	2,770	5,308	4,707
Cost of testing services rendered	3,089	2,678	5,972	5,000
Cost of distribution	2,050	861	3,706	1,908
Cost of real estate	19	22	38	39
	8,032	6,331	15,024	11,654
Gross Margin	2,890	1,870	6,069	3,388

Operating Expenses:
General and administrative	1,947	1,662	3,927	3,322
Selling	156	122	303	233
Research and development	131	123	213	198
Gain on disposal of property, plant and equipment	--	--	--	(1)
Total operating expenses	2,234	1,907	4,443	3,752

Income (Loss) from Operations	656	(37)	1,626	(364)

Other Income (Expenses)
Interest expenses	(28)	(34)	(56)	(71)
Other income, net	381	143	542	354
Total other income	353	109	486	283

Income (loss) from Continuing Operations before Income Taxes	1,009	72	2,112	(81)
Income Tax Expenses	(153)	--	(333)	(7)

Income (loss) from Continuing Operations before Non-controlling Interest, Net of Tax	856	72	1,779	(88)
(Loss) Income from Discontinued Operations, Net of Tax	--	(21)	5	(27)

NET INCOME (LOSS)	856	51	1,784	(115)

Less: Income (Loss) Attributable to Non-controlling Interest	1	(184)	12	(342)
Net Income Attributable to Trio-Tech International	855	235	1,772	227

Net Income Attributable to Trio-Tech International:

Income from Continuing Operations, Net of Tax	856	246	1,770	241
(Loss) Income from Discontinued Operations, Net of Tax	(1)	(11)	2	(14)
Net Income attributable to Trio-Tech International	$855	$235	$1,772	$227
Basic Earnings per Share	$0.22	$0.06	$0.46	$0.06
Diluted Earnings per share	$0.20	$0.06	$0.43	$0.06
Weighted Average Shares Outstanding - Basic	3,923	3,710	3,923	3,710
Weighted Average Shares Outstanding - Diluted	4,242	3,800	4,129	3,793

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Comprehensive Income Attributable to Trio-Tech International Common Shareholders:

Net income (loss)	$856	$51	$1,784	$(115)

Foreign Currency Translation, Net of Tax	251	943	(38)	1,583

Comprehensive Income	1,107	994	1,746	1,468

Less: Comprehensive income (loss) Attributable To Non-controlling Interest	2	(197)	6	(319)

Comprehensive Income Attributable to Trio-Tech International Common Shareholders	$1,105	$1,191	$1,740	$1,787

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2021	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,526	$5,836
Short-term deposits	4,997	6,651
Trade accounts receivable, net	9,839	8,293
Other receivables	2,387	662
Inventories, net	2,572	2,080
Prepaid expenses and other current assets	511	418
Financed Sales Receivable	21	19
Total current assets	27,853	23,959
Deferred tax assets	169	217
Investment properties, net	653	681
Property, plant and equipment, net	9,267	9,531
Operating lease right-of-use assets	2,699	1,876
Other assets	147	262
Restricted term deposits	1,735	1,741
Financed Sales Receivable	29	39
Total non-current assets	14,699	14,347
TOTAL ASSETS	$42,552	$38,306

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$477	$72
Accounts payable	3,961	3,702
Accrued expenses	4,744	3,363
Income taxes payable	351	314
Current portion of bank loans payable	445	439
Current portion of finance leases	163	197
Current portion of operating leases	845	672
Total current liabilities	10,986	8,759
Bank loans payable, net of current portion	1,386	1,621
Finance leases, net of current portion	178	253
Operating leases, net of current portion	1,857	1,204
Income taxes payable	281	385
Deferred tax liabilities	15	--
Other non-current liabilities	29	31
Total non-current liabilities	3,746	3,494
TOTAL LIABILITIES	14,732	12,253

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,939,180 and 3,913,055 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	12,178	12,178
Paid-in capital	4,373	4,233
Accumulated retained earnings	8,596	6,824
Accumulated other comprehensive gain-translation adjustments	2,367	2,399
Total Trio-Tech International shareholders' equity	27,514	25,634
Non-controlling interest	306	419
TOTAL EQUITY	27,820	26,053
TOTAL LIABILITIES AND EQUITY	$42,552	$38,306